UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0867444
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140 San Diego, California	92122
(address of principal executive officers)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.25% SUBORDINATED NOTES DUE 2026	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box    ☐

Securities Act registration statement file number to which this form relates: 333-202187
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

BofI Holding, Inc. (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated February 25, 2016 (the “Prospectus Supplement”) to a prospectus dated February 20, 2015 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-202187), which was filed with the Commission on February 19, 2015 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
The information required by this item is incorporated by reference to the information contained in the sections entitled “Description of the Notes” and “Material United States Federal Income Tax Considerations” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

ITEM 2.    EXHIBITS
The exhibits to this Registration Statement on Form 8-A are listed in the Exhibit Index, which appears at the end of this Registration Statement and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BofI HOLDING, INC.

Date:	March 3, 2016	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer

Exhibit	Description
4.1
Subordinated Indenture, dated as of March 3, 2016, between BofI Holding, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Form 8-K filed by BofI Holding, Inc. on March 3, 2016).

4.2
First Supplemental Indenture, dated as of March 3, 2016, between BofI Holding, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Form 8-K filed by BofI Holding, Inc. on March 3, 2016).

4.3	Form of Global Note to represent the 6.25% Subordinated Notes due February 28, 2026 of BofI Holding, Inc. (included in Exhibit 4.2 as Exhibit A).